Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated November 10, 2020 relating to the financial statements, which appears in Amendment Number 2 to the Registration Statement on Form F-1 (No. 333-252157) of Pharvaris B.V.. We also consent to the reference to us under the heading “Experts” in Amendment Number 2 to the Registration Statement on Form F-1 (No. 333-252157) incorporated by reference in this Registration Statement.

/s/ R.M.N. Admiraal RA

PricewaterhouseCoopers Accountants N.V.

Eindhoven, the Netherlands

February 4, 2021